UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential,  for  use  of the  Commission  only  (as  permitted  by  Rule
    14c-5(d)(2))
[X] Definitive Information Statement

                           Omnimed International, Inc.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which the transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total fee paid:

[ ]       Fee paid previously with preliminary materials

[ ]       check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

                           OMNIMED INTERNATIONAL, INC.
                          2 Ridgedale Avenue, Suite 217
                             Cedar Knolls, NJ 07927



                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY.


                                                        Cedar Knolls, New Jersey
                                                               December 13, 2005

     This information statement has been mailed on or about December 15, 2005 to the stockholders of record on November 28, 2005 (the "Record Date") of Omnimed International, Inc., a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of November 28, 2005. The actions to be taken pursuant to the written consent shall be taken on or about January 4, 2006, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                      By Order of the Board of Directors,

                                      /s/ Milton Hauser
                                      -----------------
                                      Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED NOVEMBER 28, 2005

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated November 28, 2005, in lieu of a special meeting of the stockholders. Such action will be taken on or about January 4, 2006:

     1. To amend the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 100,000,000 shares to 300,000,000 shares; and

     2. To amend the Company's Articles of Incorporation, as amended, to clarify and better define the powers and authority of the Board of Directors of the Company to designate and issue shares of our previously authorized preferred stock.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 11,915,594 shares of common stock and no shares of preferred stock were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Stockholders who hold at least a majority of the voting rights of all outstanding shares of capital stock as of November 28, 2005, will have voted in favor of the foregoing proposals by resolution dated November 28, 2005; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement. Milton Hauser holds 3,000,000 shares of common stock and Vantage Holding Ltd. holds 6,221,250 shares of common stock. Combined, they hold 9,221,500 votes out of a total of 11,915,594 possible votes on each matter submitted to the stockholders. Milton Hauser and Vantage Holding Ltd. are the shareholders who will have voted in favor of the foregoing proposals by resolution dated November 28, 2005.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on January 4, 2006.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.


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

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following tables sets forth, as of November 28, 2005, the number of and percent of the Company's common stock beneficially owned by

     o    all directors and nominees, naming them,
     o    our executive officers,
     o our directors and executive officers as a group, without naming them, and
     o persons or groups known by us to own beneficially 5% or more of our common stock:

     The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.



                                    Common Stock           Percentage of
Name of Beneficial Owner (1)     Beneficially Owned (2)   Common Stock (2)
-------------------------------- ---------------------- ------------------

Vantage Holding Ltd.(3)              6,221,250                52.2%
Milton Hauser                        3,000,000                25.2%
Eric Rosenfeld                         100,000                  *
David Dorrance                          13,000                  *
-------------------------------- ---------------------- ------------------
All officers and directors as
a group (3 persons)                  3,113,000                26.1%



* Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o OmniMed International, Inc., 2 Ridgedale Avenue, Ste. 217, Cedar Knolls, NJ, 07927.

(2) Applicable percentage ownership is based on 11,915,594 shares of common stock outstanding as of November 28, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of November 28, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of November 28, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Lyle Hauser is the owner of The Vantage Group Ltd. and Vantage Holding Ltd. Lyle Hauser is the son of Milton Hauser.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

     On November 28, 2005, our Board of Directors authorized and approved, subject to shareholder approval, an increase the number of authorized shares of Common Stock from 100,000,000 to 300,000,000 and to amend and restate the Articles of Incorporation, as amended, to clarify and better define the powers and authority of the Board of Directors of the Company to designate and issue shares of our previously authorized preferred stock. Subsequently, on November 29, 2004, holders of a majority of our voting capital stock acted by written consent in lieu of a special meeting of shareholders to adopt an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 300,000,000 and to amend and restate the Articles of Incorporation, as amended, to clarify and better define the powers and authority of the Board of Directors of the Company to designate and issue shares of our previously authorized preferred stock.


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

INCREASE IN AUTHORIZED COMMON STOCK

     The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

     As of the Record Date, a total of 11,915,594 shares of the Company's currently authorized 100,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its articles or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device. There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized

AUTHORIZATION TO ISSUE SHARES OF PREFERRED STOCK

     On or about July 20, 2004, the holders of a majority of our voting capital stock approved a proposal to create 10,000,000 shares of preferred stock with no par value with rights and privileges with respect thereto to be established by the Board of Directors. Such authorized preferred stock is commonly referred to as "blank check" preferred stock ("Blank Check Preferred") because the Blank Check Preferred will have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors from time to time. As such, the Blank Check Preferred is available for issuance without further action by our shareholders, except as may be required by applicable law or pursuant to the requirements of the exchange or quotation system upon which our securities are then trading or quoted.

     Upon review of the Articles of Amendment filed in connection with such previously authorized preferred stock, the Board of Directors of the Company determined that it would be in the best interests of the Company to amend such previously filed Articles of Amendment so as to better define the powers and authority of the Board of Directors of the Company to designate and issue shares of our previously authorized preferred stock.

     The Blank Check Preferred permits the Board of Directors to issue such stock without shareholder approval and, thereby, provides the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Blank Check Preferred further enables the Company to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders' meeting to approve a contemplated stock issuance.

     The Blank Check Preferred also affords the Company greater flexibility in responding to unsolicited acquisition proposals and hostile takeover bids. The issuance of Blank Check Preferred could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of Blank Check Preferred may also be sold to third parties that indicate that they would support the Board in opposing a hostile takeover bid. The availability of Blank Check Preferred could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our company and our shareholders. The proposed Blank Check Preferred amendment to the existing Articles of Incorporation is not intended to be an anti-takeover measure, and we are not aware of any present third party plans to gain control of our Company.

     The actual effect of the issuance of any shares of Blank Check Preferred upon the rights of holders of the common stock cannot be stated until the Board determines the specific rights of the holders of such Blank Check Preferred. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock, or impairing the liquidation rights of the common stock, without further action by the shareholders. Holders of the common stock will not have preemptive rights with respect to the Blank Check Preferred.

     Although we may consider issuing Blank Check Preferred in the future for purposes of raising additional capital or in connection with acquisition transactions, we currently have no binding agreements or commitments with respect to the issuance of the Blank Check Preferred.

                  Where You Can Find More Information About Us

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                                          By Order of the Board of Directors,


                                          /s/ Milton Hauser
                                          ------------------
                                          Chief Executive Officer

Cedar Knolls, New Jersey
December 13, 2005

EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           OMNIMED INTERNATIONAL, INC.

     The undersigned, being the Chief Executive Officer and Secretary of Omnimed International, Inc., a corporation existing under the laws of the State of Nevada, do hereby certify under the seal of the said corporation as follows:

     1. The certificate of incorporation of the Corporation is hereby amended by replacing Article IV, in its entirety, with the following:

     "ARTICLE IV - CAPITAL STOCK: The aggregate number of shares which this Corporation will have authority to issue is Three Hundred Ten Million (310,000,000) par value $0.0001 per share 300,000,000 of which will be designated "Common Stock" and Ten Million (10,000,000) of which will be designated "Preferred Stock".

       1. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock will be entitled to one vote and each fractional share of Common Stock will be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Nevada Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Nevada require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof. Cumulative voting will not be allowed in the election of directors of this Corporation.

       2. Preferred Stock. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

       3. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, will have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation."

     2. The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Milton Hauser, its Chief Executive Officer and Secretary, this __ day of _______, 2005.

                                     OMNIMED INTERNATIONAL, INC.


                                     By:______________________________________
                                        Milton Hauser, Chief Executive Officer


                                     By:______________________________________
                                          Milton Hauser, Secretary